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                                                          WALL STREET ASSOCIATES

                         CODE OF ETHICS AND STATEMENT OF
                    POLICY AND PROCEDURES REGARDING PERSONAL
                             SECURITIES TRANSACTIONS

                                                                 October 1, 1999
1.       DEFINITIONS

The following definitions apply for purposes of the Code and Statement in addition to the definitions contained elsewhere herein.

(1) "Access Person" means any director, officer or employee of Wall Street Associates ("WSA") and any Advisory Person.

(2)      (b)      "Advisory Person" means any Employee, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

(3) "Client" means any person or entity, including an investment company, for which WSA serves as investment manager, adviser or sub-adviser.

(4) "Compliance Officer" refers to Jeff Jeffery, or the current appointed Officer or his successor Compliance Officer.

(5)      "Employee" refers to a person who is an employee of WSA.

(6) "Investment Personnel" refers to any Employee who is a Portfolio Manager, or Access Persons, such as Securities Analysts and order placement personnel, or those who assist in executing the Portfolio Manager's decisions.

(7) "Personal Account" refers to a brokerage account in which an individual subject to this Code and Statement has any beneficial ownership and a brokerage account maintained by or for:

         (1) such an individual's spouse (other than a legally separated or divorced spouse),

         (2)      any person who resides with an Employee, or

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         (3)      any other account (except a Client Account) with respect to which the individual has investment discretion.

(8) "Security" has the meaning as set forth in Section 2 (a) (36) of the Company Act and any derivative thereof, commodities, options or forward contracts, except that it shall not include shares of open-end and closed-end investment companies registered under the Company Act, securities issued by the Government of the United States, short-term debt securities that are government Securities within the meaning of
         Section 2(a)16 of the Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as are designated by the Compliance Officer.

(i) "Insider Trading" refers to a person's reliance upon material information regarding a publicly traded company in making the determination to purchase or sell shares in that company that is not otherwise made known to the investing public and which is received from an officer, director or employee for the company or individual who owns a controlling interest in the company.

2.       PURPOSE

         (a) As a registered investment adviser and a fiduciary, WSA, hereinafter sometimes "WSA", owes an undivided duty of loyalty to its clients for which it serves as investment manager, adviser or sub-adviser. WSA must avoid even the appearance of a conflict that may compromise the trust clients have placed in WSA and must insist on strict adherence to fiduciary standards and compliance with all applicable federal and state Securities laws. Adherence to this Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") is a fundamental condition of service with WSA.

         (b) The Code and Statement is intended to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended, which requires WSA to adopt a code of ethics containing provisions reasonably necessary to prevent specified individuals from engaging in certain conduct. Under Rule 17j-1(a), certain conduct by "access persons" (as defined in the Rule) of WSA, itself as adviser or sub-adviser of these companies with respect to purchases or sales of securities held or to be acquired by the client(s), is prohibited. As set forth in
                  Section 3 below, this Code

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                  and Statement applies to all Employees and all other
                  individuals who are Access Persons. The Code and Statement is also intended to comply with the provisions of Rule 204-2 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), which requires WSA to maintain records of securities transactions in which its personnel have any beneficial ownership.

         (c) This Code and Statement is intended to ensure that Personal Account transactions are conducted in accordance with the following principles:

                  (i) a duty at all times to place first the interests of Clients;

                  (ii) the requirement that all Personal Account transactions be conducted consistent with this Code and Statement and in a manner that avoids any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

                  (iii) the fundamental standard that WSA personnel not take inappropriate advantage of their positions.

         (d) In addition to the specific prohibitions on certain Personal Account transactions as set forth below, all Access Persons are prohibited, in connection with the purchase or sale, directly or indirectly, by such persons of a security held or to be acquired by a Client, from:

                  (i) employing any device, scheme or artifice to defraud any Client; making to a Client any untrue statement of a material fact or omitting to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (ii) engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client;

                  (iii) engaging in any manipulative practice with respect to any Client; or


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                  (iv)     revealing to any other person (except in the normal
                           course of his or her duties on behalf of a Client) any information regarding securities transactions by any Client or the consideration by any Client or of WSA of any such securities transactions; or

                  (v) serving on any board of directors, as trustees, or in any other management capacity of any private or public company without prior written authorization from the Compliance Officer based upon a determination that such service would not be inconsistent with the interests of any Client; or

                  (vi) receiving any gift or other thing of more than de minimis value from any person or entity that does business with WSA on behalf of a Client, provided, however, that receipt of the following shall not be prohibited:

                           (1) an occasional meal, reception, event or entertainment that is not so frequent, so costly, or so extensive as to raise any question of impropriety;

                           (2) a meal, reception or event in conjunction with a bona fide business meeting;


3.       PROHIBITED PURCHASES AND SALES

         (a) ALL ACCESS PERSONS. It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code and Statement or otherwise prohibited by any applicable laws. Personal Account transactions for Access Persons may be effected only in a Personal Account and in accordance with the following provisions:

                  (i) No Access Person may purchase or sell a security in a Personal Account if, at the time of the transaction, the Access Person has actual knowledge that the security is being considered for purchase or sale for a Client, is being purchased or sold for a Client. This restriction is applicable to all Personal Accounts, including one for which the Access Person has investment discretion, but no beneficial ownership.


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                  (ii)     No Access Person may purchase or sell, directly or
                           indirectly, any security in which the Access Person has (or after such transaction would have) any direct or indirect beneficial ownership unless such Access Person obtains the prior written approval of the transaction by both a Senior Member of the Portfolio Management Staff and the Senior Trader on the Trading Desk. The Senior Member of the Portfolio Management Staff and the Senior Trader (having no personal interest in the subject transaction) may approve the transaction if they conclude that the transaction is not likely to have any adverse economic impact on a Client, or on the ability to purchase or sell securities of the same or similar class of Securities of the issuer involved. A request for pre-clearance must be made in writing in advance of the contemplated transaction and must state:

                           (3)      the name of the security involved,

                           (4) the date or dates on which such securities are to be acquired or sold, and

                           (5) an explanation of the reason(s) the Employee or Access Person is not proposing to purchase or sell the security or securities on behalf of the Clients, as well.

                  (iii) No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or an equivalent) Security in a Personal Securities Transaction within sixty calendar days.

                  (iii) No Access Person may execute or cause the execution of a transaction in a security in which the Access Person has (or by reason of such transaction would have) any direct or indirect beneficial ownership, for at least seven (7) days prior to, and seven (7) days following the day on which any Client has a pending "buy" or "sell" order in that same or related security until that order is executed or withdrawn. However, if the Client's pending "sell" order in the same or related securities disposes of all of the Client's interest in that security, an Access Person is allowed to sell his or her direct or beneficial interest in that security twenty-four (24) hours


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                           after the sale of Client's entire interest in that
                           security has been finalized

         (b) INVESTMENT PERSONNEL. In addition to the prohibitions set forth in paragraph (a) of this Section, Investment Personnel shall not:

                  (i) acquire any direct or indirect Beneficial Ownership in any securities in any initial public offering.

                  (ii) acquire any Beneficial Ownership in any securities in any private placement of securities unless the Compliance Officer and Senior Portfolio Management Team have given express prior written approval.

                           Investment Personnel so authorized to acquire securities in a private placement must disclose that investment when they play a part in any Client's subsequent consideration for an investment in the issuer, and in such a case, the decision to purchase securities of that issuer for a Client will be subject to an independent review by Investment Personnel with no personal interest in such issuer;

                           The Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with WSA.

         (c) PORTFOLIO MANAGERS. In addition to the requirements set forth in paragraphs (a) and (b) of this Section, a Portfolio Manager of a Client account shall not buy or sell a security for his Personal Account within seven (7) days before and after that Client's account trades in that security unless the Client's trade in the security disposes of all of the Clients' interest in that security, in which event the Portfolio Manager may sell the security twenty-four (24) hours after the sale of Clients' entire interest in that security.

4.       REPORTING


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         (a)      ALL EMPLOYEES All Employees must file with the Compliance
                  Officer a listing of all securities in which they have Beneficial Ownership, and upon commencement of employment with WSA and while so employed maintain on a current basis, a list of all of their Personal Accounts. They also must direct their brokers to submit to the Compliance Officer a duplicate copy of the confirmation of each securities transaction in a Personal Account and a copy of the monthly statements for each Personal Account. Any employee who has not engaged in any reportable transaction during a quarter shall, within ten (10) days of the end of the quarter, so certify to the Compliance Officer in writing.

         (9) The Compliance Officer shall maintain the confirmations, trade authorization sheets and periodic statements required by paragraph (a) above and such other records, if any, as are required by Rule 17j-1 under the Company Act and Rule 204-2 under the Advisers Act.

                  All reports furnished pursuant to this Section will be kept confidential, subject to the rights of inspection by the Compliance Officer, the Securities and Exchange Commission and by other third parties pursuant to applicable law.

         (10) Each person subject to this Code and Statement must certify upon commencement of employment that he or she has read and understands this Code and Statement as amended, recognizes that he or she is subject thereto and has complied with its provisions and disclosed or reported all Personal Account transactions required to be disclosed or reported by this Code and Statement.

2.       SANCTIONS

         Upon discovery of a violation of this Code and Statement, WSA, with the advice of the Compliance Officer and the Company's expert counsel, may impose such sanctions as it deems appropriate, including, but not limited to, censure, suspension or termination of service. Individuals subject to this Code and Statement who fail to comply with this Code and Statement may also be violating the federal Securities laws and other federal and state laws. Any such person who is suspected of violating this Code and Statement should be reported immediately the Compliance Officer.


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                                 INSIDER TRADING
                                   SUPPLEMENT
                                     TO THE
                                 CODE OF ETHICS


         The purpose of this Supplement to the Code of Ethics is to expand upon the provisions of the Code of Ethics regarding the topic of insider trading.

         The term "insider trading" refers to the use of material non-public information to trade securities. Insider trading is illegal as is the communication of material non-public information to others.

         No employee may use any special knowledge, personal contacts or access to property or equipment obtained in connection with employment at Wall Street Associates, Inc. for personal gain. The use o inside information for personal securities transactions is clearly included in the prohibition. In addition to personal transactions, insider trading prohibitions apply to securities transactions made on behalf of Wall Street Associates, Inc. and any of its clients.

         We at Wall Street Associates must be vigilant against even inadvertent violations of the insider trading laws. We seldom come across inside information in the regular course of our business. Nonetheless, any information obtained from an insider, or which is not from a public source presents the possibility that it is inside information, and a trade could be made which is inadvertently based in part upon items of tainted information.

         WHO IS AN INSIDER? The concept of insider includes the officers, directors and employees of the company whose securities are in question. It also includes people who enter into a special confidential relationship with the company and as a result are given access to confidential information about the company. These can include attorneys, accountants, consultants, lenders and the employees of such organizations.

         WHAT IS MATERIAL INFORMATION? Information for which there is a substantial likelihood that reasonable investors would consider it important to making a decision to buy or sell the securities of a company, or information that is likely to have an effect on the price of a company's securities is material information.

         WHAT IS NON-PUBLIC INFORMATION? Information that has not yet been communicated to the public through, for example, SEC filings, newspaper reports or wire service reports, is non-public information.


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         PREVENTION OF INSIDER TRADING. Wall Street Associates has a continuing obligation to detect and prevent insider trading. An employee who obtains information about a company which could be material non-public information should disclose that information to his superior and the Compliance Officer. If it appears that the information is material non-public information, the Compliance Officer must inform the appropriate Portfolio Managers that the securities of the Company in question cannot be traded because Wall Street Associates possesses inside information concerning the stock. This restriction may be removed when it is determined that the information is no longer material non-public information.

         When deemed appropriate, Wall Street Associates' management may also review trades made in personal accounts and on behalf of Wall Street Associates or any of its clients for evidence of trading in violation of these rules.

         As with all matters concerning ethical conduce, Wall Street Associates' rules and procedures for insider trading are intended to promote the highest ethical standards. It is not sufficient by itself that a course of action is legal. It also must be the right thing to do. There are no transactions important enough to risk the reputation of Wall Street Associates. All business should be conducted with this in mind.


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